Exhibit 4.1

DISCOVER FINANCIAL SERVICES

7.964% FIXED-TO-FLOATING RATE SENIOR NOTE

REGISTERED No. Fixed-[ ]	$[ ] CUSIP: 254709 AT5 ISIN: US254709AT53

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

DISCOVER FINANCIAL SERVICES

7.964% FIXED-TO-FLOATING RATE SENIOR NOTE DUE 2034

INTEREST RATE:	ORIGINAL ISSUE DATE:	MATURITY DATE:

Fixed Rate Period: 7.964% Floating Rate Period: Compounded SOFR, determined as set forth herein, plus 3.370%	November 2, 2023	November 2, 2034

INTEREST PAYMENT DATES:	INTEREST ACCRUAL DATE:	REPAYMENT AT OPTION OF HOLDER:

Fixed Rate Period: Each May 2 and November 2, commencing May 2, 2024 and ending on November 2, 2033 Floating Rate Period: February 2, 2034, May 2, 2034, August 2, 2034 and at the Maturity Date	November 2, 2023	N/A

INTEREST PAYMENT PERIOD:	TAX REDEMPTION AND PAYMENT OF ADDITIONAL AMOUNTS:	MINIMUM DENOMINATIONS:

Fixed Rate Period: Semiannually Floating Rate Period: Quarterly	N/A	$2,000 and integral multiples of $1,000 in excess thereof

DISCOVER FINANCIAL SERVICES, a Delaware corporation (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of $[ ] on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon (a) from, and including November 2, 2023 to, but excluding, November 2, 2033 (the “Fixed Rate Period”) at the rate of 7.964% per annum, payable semiannually in arrears on May 2 and November 2 of each year, commencing May 2, 2024 and ending on November 2, 2033 (each, a “Fixed Rate Interest Payment Date”), and (b) from, and including, November 2, 2033 to, but excluding the Maturity Date (the “Floating Rate Period”), at a floating rate per annum equal to Compounded SOFR (determined with respect to each quarterly interest period using the SOFR Index as set forth herein) plus 3.370%, payable quarterly in arrears on February 2, 2034, May 2, 2034, August 2, 2034 and at the Maturity Date (each, a “Floating Rate Interest Payment Date” and, together with the Fixed Rate Interest Payment Dates, each, an “Interest Payment Date”), until the principal hereof is paid or duly made available for payment; provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if a Fixed Rate Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, as defined below, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Fixed Rate Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Fixed Rate Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day; and provided, further, that if a Floating Rate Interest Payment Date does not fall on a Business Day, as defined below, payment of interest otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day, except that, if the next succeeding Business Day falls in the next calendar month, then such payment of interest will be advanced to the immediately preceding day that is a Business Day and, in each case, the related Floating Rate Period also will be adjusted for such non-Business Days.

Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the 15th calendar day, whether or not a Business Day, immediately preceding such Interest Payment Date (each such date, a “Record Date”); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, “Business Day” means any day except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or obligated by law, regulation or executive order to close.

Payment of the principal of and premium, if any, and interest on this Note due at maturity (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED: November 2, 2023

DISCOVER FINANCIAL SERVICES

By:
Name: John T. Greene
Title: Executive Vice President, Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee

By:
Authorized Officer

[Signature Page to Global Note No. [ ]]

REVERSE OF SECURITY

This Note is one of the duly authorized debt securities of the Issuer of a series designated as the 7.964% Fixed-to-Floating Rate Senior Notes due 2034 (the “Notes”). The Notes are issuable under a Senior Indenture, dated as of June 12, 2007, between the Issuer and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (the “Trustee,” which term includes any successor trustee under the Senior Indenture) (the “Senior Indenture”), as supplemented by that certain Second Supplemental Indenture, dated as of November 2, 2023 (together with the Senior Indenture, the “Indenture”), between the Issuer and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed U.S. Bank Trust Company, National Association, at its corporate trust office in The City of New York, as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to this Note. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

This Note does not have the benefit of a sinking fund.

Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Interest payments for this Note during the Fixed Rate Period will be computed and paid on the basis of a 360-day year of twelve 30-day months.

The amount of accrued interest payable on this Note for each interest period during the Floating Rate Period will be computed by multiplying (i) the outstanding principal amount of this Note by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in the applicable interest period (or any other relevant period) divided by 360. The interest rate on this Note during the Floating Rate Period will in no event be lower than zero.

During the Floating Rate Period, the Calculation Agent (as defined below) will determine Compounded SOFR, the interest rate and accrued interest for each interest period in arrears as soon as reasonably practicable on or after the Interest Determination Date (as defined below) for such interest period and prior to the relevant Floating Rate Interest Payment Date and will notify the Issuer and the Trustee of Compounded SOFR, such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the Business Day immediately prior to the relevant Floating Rate Interest Payment Date. At the request of a Holder of this Note, the Calculation Agent will provide Compounded SOFR, the interest rate and the amount of interest accrued with respect to any interest period during the Floating Rate Period, after Compounded SOFR, such interest rate and accrued interest have been determined. Any calculation or determination by the Calculation Agent with respect to the floating interest rate will be conclusive and binding absent manifest error.

With respect to any interest period during the Floating Rate Period, “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial interest period during the Floating Rate Period, the SOFR Index value on the preceding Interest Determination Date, and, for the initial interest period during the Floating Rate Period, the SOFR Index value on the date that is two U.S. Government Securities Business Days before the first day of such initial interest period during the Floating Rate Period;

“SOFR IndexEnd” = The SOFR Index value on the Interest Determination Date relating to the applicable Interest Payment Date (or in the final interest period, relating to the Maturity Date, or, in the case of the redemption of this Note, relating to the applicable redemption date); and

“d” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Determination Date” means the date two U.S. Government Securities Business Days before each Interest Payment Date (or, in the case of the redemption of this Note, preceding the applicable redemption date).

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such interest period (or in the final interest period, preceding the Maturity Date or, in the case of the redemption of this Note, preceding the applicable redemption date).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the FRBNY (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the FRBNY, currently at http://www.newyorkfed.org, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the Indenture or this Note, if the Issuer or its designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on this Note.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period will be an annual rate equal to the sum of the Benchmark Replacement plus 3.370%.

If a SOFR Index Start or SOFR Index End is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

(1)

Benchmark Replacement. If the Issuer or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Note in respect of such determination on such date and all determinations on all subsequent dates.

(2)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Issuer or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(3)

Decisions and Determinations. Any determination, decision or election that may be made by the Issuer or its designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment, or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by the Issuer, will be made in the Issuer’s sole discretion;

•	if made by the Issuer’s designee, will be made after consultation with the Issuer, and such designee will not make any such determination, decision or election to which the Issuer objects; and

•	notwithstanding anything to the contrary in the Indenture or this Note, shall become effective without consent from the Holders of this Note or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by the Issuer or its designee (which may be an affiliate of the Issuer) on the basis as described above, and in no event shall the Calculation Agent be responsible for making any such determination, decision or election.

Certain Defined Terms

As used herein:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and the Issuer or its designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:

(1)

the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by the Issuer or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Issuer or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or its designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark(or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means U.S. Bank Trust Company, National Association, or its successor appointed by the Issuer, acting as calculation agent.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero)that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Issuer or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

This Note will be redeemable in whole, but not in part, by the Issuer on November 2, 2033, at 100% of the principal amount of this Note, plus accrued and unpaid interest thereon to the redemption date. In addition, this Note will be redeemable in whole, or in part, by the Issuer during the 90-day period prior to, and including, the Maturity Date at 100% of the principal amount of this Note being redeemed, plus accrued and unpaid interest thereon to the redemption date. Other than as set forth in this paragraph, this Note is not redeemable prior to the Maturity Date.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 5 days but no more than 60 days before the redemption date to each Holder of this Note. If less than all of this Note is to be redeemed and this Note is a Global Note held by DTC or its nominee, the particular portions thereof selected for redemption from this Note not previously redeemed will be selected by the Depositary Trust Company (“DTC”) in accordance with its standard procedures. If this Note is not then a Global Note held by DTC or its nominee, the Trustee will select, at least 30 days but no more than 50 days before the redemption date, the particular Notes or portions of the Notes for redemption from the outstanding Notes not previously called and in accordance with its customary procedures.

This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and equally with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in denominations of U.S. $2,000 and any integral multiple of U.S. $1,000 in excess thereof.

The Trustee has been appointed registrar for this Note, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of this Note. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and duly executed by the registered Holder hereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having alike aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

The Indenture provides that if an Event of Default (as defined in the Indenture) applicable to the debt securities of any series shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of such series and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or premium, if any, or interest on such debt securities) by the Holders of a majority in aggregate principal amount of the debt securities of such series then outstanding.

The provisions in Article X of the Indenture relating to discharge and defeasance shall be applicable to this Note.

The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of Securities of any series issued under the Indenture then outstanding and affected, to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of such series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding Security affected thereby, (a) extend the final maturity of any such Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or impair or affect the rights of any Holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of Securities the consent of the Holders of which is required for any such supplemental indenture.

Except as described below, owners of beneficial interests in a Global Note will not be entitled to have the Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the Indenture.

If (i) DTC, as depositary for this Note, notifies the Issuer that it is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) the Issuer in its sole discretion determines that the Global Notes (on whole but not in part) should be exchanged for individual Notes and delivers a written notice to such effect to the Trustee or (iii) an Event of Default specified in Section 5.01(e) or 5.01(f) of the Indenture shall have occurred and be continuing with respect to this Note, then, upon surrender by DTC of the Global Note, Notes in certificated form will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Note.

Upon any such issuance, the Trustee is required to register such certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Principal of, premium (if any) and interest on this Note will be payable, and this Note may be exchanged or transferred, at the office or agency maintained by the Issuer for such purpose (which initially will be the corporate trust office of the Trustee). Payment of principal of, premium (if any) and interest on Notes in global form will be made in immediately available funds to DTC’s nominee as the registered Holder of such global notes. If this Note is no longer represented by a global Note, payment of interest on the Notes in certificated form may, at the Issuer’s option, be made by check mailed directly to Holders at their registered addresses.

So long as the Notes are represented by one or more global Notes, transfers of beneficial interests in such global Notes will be effected under DTC’s procedures and will be settled in same-day funds. If the Notes are no longer represented by global Notes, a Holder may transfer or exchange Notes in certificated form at the same location given in the preceding paragraph. The Issuer is not required to transfer or exchange any Note selected for redemption or for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

The Issuer will not be required to (a) register the transfer of or exchange Notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or (b) register the transfer of or exchange any registered Note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered Note being redeemed in part.

No service charge will be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of Notes.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders of such Notes that such Moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, except as may be required by mandatory provisions of law.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –                  Custodian

             (Minor)                (Cust)

Under Uniform Gifts to Minors Act

                      (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER

 IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated:
Name:

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Change of Control Payment Date, to the undersigned at

(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid:        ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):          .

Dated:

Name:

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.